UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2004

Vought Aircraft Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-112528	75-2884072

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9314 West Jefferson Boulevard M/S 2-01 Dallas, TX	75211

(Address of Principal executive offices)	(Zip Code)

(972)-946-2011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2004, Vought Aircraft Industries, Inc. issued a press release announcing certain financial and operating results for the third quarter of 2004. The press release and financial tables include non-GAAP financial information. EBITDA and Adjusted EBITDA as presented in the press release are supplemental measures of our performance and Adjusted EBITDA is a supplemental measure of our ability to satisfy our debt covenants. We also present EBITDA and Adjusted EBITDA because management believes each measure is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, the vast majority of which present EBITDA or Adjusted EBITDA when reporting their results. EBITDA and Adjusted EBITDA are reconciled to cash from operations in the financial tables included in the press release. A copy of the press release is attached as exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this report pursuant to Item 2.02:

Exhibit No.	Description
(99.1)	Press release dated November 9, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vought Aircraft Industries, Inc.

(Registrant)

November 9, 2004	/s/ Cletus Glasener

(Date)	Cletus Glasener
Vice President, Controller and
Treasurer